Exhibit 99.1


                                                    Repligen Corporation
                                                    41 Seyon Street
RepliGen                                            Building #1, Suite 100
                                                    Waltham, Massachusetts 02453
                                                    Telephone: 781-250-0111
                                                    Telefax: 781-250-0115

FOR IMMEDIATE RELEASE
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CONTACT:
Walter C. Herlihy, Ph.D.                                         David A. Walsey
President and Chief Executive Officer                            The Ruth Group
(781) 250-0111, ext. 2000                                        (646) 536-7029

    Phase 3 Study of Secretin for Autism Fails to Meet Dual Primary Endpoints
              Development of Secretin for Schizophrenia to Continue

WALTHAM, MA - January 5, 2004 - Repligen Corporation (NASDAQ: RGEN) announced today that its Phase 3 clinical trial in autism of RG1068, synthetic human secretin, failed to meet the study's dual primary endpoints, improvements in social interaction as measured by the Autism Diagnostic Observation Schedule ("ADOS") and the parental Clinical Global Impression of Change ("CGI"). The Phase 3 study had a higher placebo effect than was observed in the Phase 2 study and neither endpoint showed a significant treatment effect in the entire group. A prospectively defined subset analysis of the higher functioning patients (n=68) showed a statistically significant improvement of RG1068 versus placebo on ADOS but not on the CGI. This finding may indicate that measuring a response to RG1068 is more difficult in patients with lower levels of cognitive function. A preliminary review of the safety data showed no clinically meaningful differences between RG1068 and placebo in side effects and there were no serious adverse events observed in the Phase 3 trial.

This study was a double-blind, placebo-controlled, clinical trial which evaluated 132 children aged 2 years 8 months to 4 years 11 months with moderate to severe symptoms of autism. Each patient was comprehensively evaluated at baseline, received six injections of RG1068 or a placebo over 18 weeks and was then reevaluated for improvements in the symptoms of autism. The primary endpoints were improvements in reciprocal social interaction as measured by ADOS, which is performed by a trained psychologist, and the parental CGI. The trial was carried out at 15 medical centers in the United States.

"We would like to thank the patients, their parents and the clinicians for their participation and support in this study," stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. "We have developed an extensive preclinical and clinical data set which supports the use of secretin in the treatment of other neuropsychiatric diseases and we plan to continue our efforts to develop secretin for schizophrenia. Future development in autism will be dependent on a thorough evaluation of the Phase 3 data and discussions with the Food and Drug Administration."

Repligen is currently conducting a Phase 2, double-blind, placebo-controlled, clinical trial to evaluate RG1068 in patients with refractory schizophrenia. This trial will evaluate the potential of multiple doses of RG1068 to treat the deficits in social cognition in schizophrenia, including social interaction and communication deficits ("negative" symptoms), which are generally resistant to treatment with existing antipsychotic therapy. Additionally, Repligen intends to initiate a study of RG1068 in an anxiety disorder in the second half of 2004.

                                     -more-

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About Schizophrenia

Schizophrenia is a serious and chronic neuropsychiatric disorder that affects 2 million people in the United States. This devastating condition interferes with a person's ability to think clearly, separate fantasy from reality, manage emotions and relate to others. Patients with schizophrenia suffer from "positive" symptoms including hallucinations, delusions, and disorganized speech and behavior, as well as "negative" symptoms such as lack of drive and initiative, social withdrawal and blunting of emotional expression. Deficits in social cognition are present at all stages of the disease, contribute to the rate of relapse and are predictive of long-term outcome. Current treatment with antipsychotic therapy is generally directed at control of positive symptoms. Even when successful, antipsychotic therapy has limited impact on negative symptoms, and severe residual and incapacitating social and emotional deficits may persist. Sales of antipsychotic drugs for schizophrenia including Zyprexa(TM), Risperdal(TM) and Geodon(TM) totaled approximately $5 billion in the United States in 2002. The total cost for the care and treatment of patients with schizophrenia in the United States in 2000 was approximately $40 billion.

About Anxiety Disorders

Anxiety disorders are serious medical illnesses that affect approximately 20 million adults in the United States. These disorders include generalized anxiety disorder, social anxiety disorder, post traumatic stress disorder, panic disorder and obsessive-compulsive disorder. Symptoms of anxiety disorders can significantly impact normal function including intense fear, overwhelming anxiety and excessive embarrassment or humiliation by one's own actions. Although conventional antidepressant and antianxiety drugs can be effective in some patients they typically lead to adverse side effects that can include sedation, cognitive impairment and appetite stimulation. The new biology of secretin may provide an alternative for patients who are refractory to other drug therapies.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to partially support the development of our proprietary products. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, plans and objectives for future operations, clinical trials and results, litigation strategy, product research, development and manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the success of our clinical trials and our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of current and future litigation regarding our patent and other intellectual property rights, the risk of litigation with collaborative partners, our limited sales and marketing experience and capabilities, our limited manufacturing capabilities and our dependence on third-party manufacturers and value-added resellers, our ability to hire and retain skilled personnel, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies that may develop new approaches to the treatment of our targeted diseases, our history of losses and expectation of incurring continued losses, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, our volatile stock price, the effects of our anti-takeover provisions, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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